UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 26, 2010, Odyssey Marine Exploration, Inc. (“Odyssey”) and certain investors entered into individual purchase agreements pursuant to which Odyssey agreed to sell an aggregate of 3,800,000 shares of Odyssey’s common stock and warrants to purchase up to 2,280,000 shares of common stock to such investors. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.6 shares of common stock. The purchase price for each unit is $1.565.

The warrants have an exercise price of $2.25 per share of common stock and will be exercisable in accordance with their terms at any time on or before the close of business on January 29, 2013. The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and its estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $5.5 million. The transaction is expected to close on January 29, 2010, subject to satisfaction of customary closing conditions.

Odyssey intends to offer and sell the units primarily through its officers and directors, who will not be paid any commission or additional compensation in connection with such sales. Pursuant to a letter agreement dated December 7, 2009, Odyssey has also retained Chardan Capital Markets, LLC (“Chardan Capital”) to act as placement agent, on a nonexclusive basis, in connection with offer and sale of the units. There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that Odyssey will sell all or any of the units being offered.

Odyssey agreed to pay Chardan Capital a placement agent fee equal to 5.0% of the gross proceeds of the sale of the units sold by Chardan Capital in the offering. Odyssey will not pay any placement agent fee to Chardan Capital in connection with sales of securities through Odyssey’s officers and directors. Odyssey also agreed to reimburse Chardan Capital for up to $15,000 of reasonable and documented expenses incurred by it in connection with this offering.

The foregoing summaries of the terms of warrants, the purchase agreements, and the letter agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

1.1	Letter Agreement dated December 7, 2009, between Odyssey Marine Exploration, Inc. and Chardan Capital Markets, LLC.

4.1	Form of Warrant to Purchase Common Stock.

10.1	Form of Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: January 26, 2010	By:	/S/ MICHAEL J. HOLMES
Michael J. Holmes
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Letter Agreement dated December 7, 2009, between Odyssey Marine Exploration, Inc. and Chardan Capital Markets, LLC.

4.1	Form of Warrant to Purchase Common Stock.

10.1	Form of Purchase Agreement.